UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

October 14, 2011

Ameren Corporation

(Exact name of registrant as specified in its charter)

Missouri	1-14756	43-1723446
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1901 Chouteau Avenue, St. Louis, Missouri 63103

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: (314) 621-3222

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)	On October 14, 2011, the Board of Directors (the “Board”) of Ameren Corporation (“Ameren”) elected Catherine S. Brune to fill a vacancy on the Board for a term expiring at Ameren’s Annual Meeting of Shareholders in 2012. No arrangement or understanding exists between Ms. Brune and Ameren, or, to Ameren’s knowledge, any other person or persons pursuant to which Ms. Brune was selected as a director. At the Board meeting on October 14, 2011, Ms. Brune was appointed to Ameren’s Audit and Risk Committee and Nuclear Oversight and Environmental Committee, effective December 8, 2011. Ms. Brune will receive director’s compensation for service on the Board and the committees she is named to as discussed in Exhibit 10.1 to Ameren’s Form 10-Q for the quarterly period ended September 30, 2008. Ms. Brune is currently the President, Allstate Protection Eastern Territory of Allstate Insurance Company (“Allstate”), a wholly owned subsidiary of The Allstate Corporation (NYSE: ALL), and served as Senior Vice President and Chief Information Officer of Allstate from 2002 to October 2010.

Allstate, of which Ms. Brune is a senior leadership team member, had no business relationships with Ameren or its subsidiaries in 2010 or to the date hereof in 2011 which are required to be reported under Item 404(a) of Securities and Exchange Commission Regulation S-K.

Item 7.01	Regulation FD Disclosure.

On October 14, 2011, Ameren issued a press release announcing Ms. Brune’s election to the Board. A copy of that press release is furnished as Exhibit 99.1 to this Report.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Title

99.1	Press Release dated October 14, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMEREN CORPORATION
(Registrant)

/s/ Martin J. Lyons, Jr.
Martin J. Lyons, Jr.
Senior Vice President and Chief Financial Officer

Date: October 14, 2011

Exhibit Index

Exhibit Number	Title

99.1	Press Release dated October 14, 2011.